Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference of our report, dated March 18, 2020 (which includes an explanatory paragraph referring to the Company’s ability to continue as a going concern), with respect to the consolidated balance sheets of Chanticleer Holdings, Inc. and Subsidiaries (the “Company”) as of December 31, 2019 and 2018 and the related consolidated statements of operations, comprehensive loss, equity (deficit), and cash flows for the years then ended, in (i) the Company’s Registration Statements on Form S-1 (File Nos. 333-214319, 333-230857), (ii) the Company’s Registration Statements on Form S-3 (File Nos. 333-226107, 333-220336), (iii) the Company’s Registration Statement on Form S-4 (File No. 333-235301) and (iv) the Company’s Registration Statement on Form S-8 (File No. 333-193742), which report is included in this Annual report on Form 10-K of Chanticleer Holdings, Inc. and Subsidiaries as of and for the year ended December 31, 2019.

Charlotte, North Carolina

March 18, 2020